EXHIBIT 99.1

                                  CERTIFICATION

          We, Stephen M. Dyott, Chief Executive Officer of ACG Holdings, Inc. and American Color Graphics, Inc., collectively (the "Company") and Joseph M. Milano, Chief Financial Officer of the Company, each hereby certify that this report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)), and that the information contained herein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date     August 13, 2002                             /s/ Stephen M. Dyott
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                                                         Stephen M. Dyott
                                                         Chief Executive Officer



Date     August 13, 2002                             /s/ Joseph M. Milano
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                                                         Joseph M. Milano
                                                         Chief Financial Officer